Date: April 26, 2007     Media Contact:
Michael Kinney
732-938-1031
mkinney@njresources.com
Investor Contact:
Dennis Puma
   732-938-1229
dpuma@njresources.com

NJR REPORTS FISCAL SECOND-QUARTER EARNINGS
AND INCREASES EARNINGS GUIDANCE

•	Increases fiscal 2007 earnings guidance $.05 to a range of $2.95 to $3.05 per basic share
•	NJR’s fiscal year-to-date earnings increase 14.7 percent to $3.91 per basic share
•	Company remains on track for record 16th year of increased earnings per share
•	Becomes first in state to embrace NJ’s emissions goals; earns high marks for service

WALL, N.J. - New Jersey Resources (NYSE:NJR) today reported its second-quarter earnings and announced it would increase its fiscal 2007 earnings guidance by $.05 per basic share for a second time due to the performance of its two major subsidiaries, New Jersey Natural Gas (NJNG) and NJR Energy Services (NJRES).

The new guidance is set at a range of $2.95 to $3.05 per basic share and comes as NJR reports a 14.7 percent increase in earnings for the first half of its fiscal year.

“Raising our earnings guidance a second time affirms that we are on track to achieve our 16th year of increased earnings, the longest current streak in our industry,” said Laurence M. Downes, chairman and CEO of NJR.

NJRES, the company’s wholesale energy services subsidiary, saw a 31 percent increase in earnings for the first six months of fiscal 2007 due mainly to its ability to take advantage of market pricing conditions, which were primarily weather driven, thereby improving its existing natural gas portfolio positions. Additionally, NJNG’s earnings over the same period have increased due to customer growth and the impact of the Conservation Incentive Program (CIP).

“NJRES delivered another quarter of strong results for the company. The expertise of our employees continues to drive strong performance throughout the company,” said Downes. “The implementation of the CIP at NJNG is allowing us to align the interests of our various stakeholders. As the program continues, we will look for even more creative ways to help our customers lower their natural gas usage while maintaining value for our shareowners.”

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During the quarter, NJR also became the first utility in the state to embrace Governor Jon Corzine’s goal of reducing greenhouse gas emissions 20 percent by 2020. In addition, NJNG led the state and ranked second in the eastern region in business customer satisfaction according to J.D. Power and Associates.

Financial and operating highlights during the quarter included:

•	Net Income and Basic Earnings per Share Increase

For the six months ended March 31, 2007, NJR earned $108.7 million, or $3.91 per basic share, compared with $94.5 million, or $3.41 per basic share, last year. Diluted earnings per share increased to $3.89 over the same period, compared with $3.37 last year. NJR earned $80.5 million, or $2.89 per basic share, for the three months ended March 31, 2007, compared with $60.2 million, or $2.16 per share, for the same period last year. Diluted earnings per share for the quarter increased 34 percent to $2.87, compared with $2.14 last year.

NJNG earned $53.1 million for the 6-month period ended March 31, 2007, compared with $52.2 million last year. For the three months ended March 31, 2007, NJNG earned $33.2 million, compared with $33.5 million last year. Gross margin for the six months at NJNG included $14.3 million accrued for future collection from customers under the CIP.

NJNG’s gross margin is defined as natural gas revenues less natural gas costs; sales tax; a Transitional Energy Facilities Assessment (TEFA), which is included in energy and other taxes on the Consolidated Statements of Income; and regulatory rider expenses. Management believes that gross margin provides a more meaningful basis for evaluating utility operations than revenue since natural gas costs, sales tax, TEFA and regulatory rider expenses are passed through to customers, and therefore have no effect on gross margin. Natural gas costs are charged to operating expenses on the basis of therm sales at the prices approved by the New Jersey Board of Public Utilities through NJNG’s Basic Gas Supply Service (BGSS) tariff. The BGSS allows NJNG to recover natural gas costs. Sales tax is calculated at 6 percent of revenue on sales prior to July 15, 2006 and 7 percent thereafter, and excludes sales to cogeneration facilities, other utilities, off-system sales and federal accounts. TEFA is calculated on a per-therm basis and excludes sales to cogeneration facilities, other utilities and off-system sales. Regulatory rider expenses are calculated on a per-therm basis. NJNG’s gross margin also includes benefits received by shareowners under its BGSS incentive programs.

NJRES reported a 31 percent increase in earnings for the six months ended March 31, 2007 to $55 million, compared with $41.9 million last year. For the three months ended March 31, 2007, NJRES earned $47.2 million, compared with $27 million last year. The increase in earnings in both periods was due to higher gross margin generated from the NJRES’ portfolio of natural gas storage and pipeline transportation capacity contracts, which enabled NJRES to take advantage of volatile market pricing conditions. Gross margin for NJRES is defined as natural gas revenues and management fees less natural gas costs and fixed portfolio costs.

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•	Strong Customer Growth Continues at NJNG

During the first six months of fiscal 2007, NJNG added 4,333 new customers, 36 percent of which converted from other fuels. In addition, 230 existing customers added natural gas heat to their service. NJNG anticipates a customer growth rate of approximately 2 percent in fiscal 2007, which exceeds the national average.

•	Impact of Weather and Usage

“Normal” weather is based on 20-year average temperatures. Weather during the six months ended March 31, 2007 was 7 percent warmer than normal and 1 percent warmer than last year. Weather during the three months ended March 31, 2007 was 1 percent colder than normal and 12 percent colder than last year. As with the weather normalization clause which preceded it, the impact of weather is significantly offset by the recently approved CIP, which is designed to normalize year-to-year fluctuations on both NJNG’s gross margin and customers’ bills that may result from changing weather and usage patterns. Included in the CIP accrual was $8.4 million associated with the warmer-than-normal weather and $5.9 million associated with lower customer usage. Through the CIP, customers will realize annual savings of $10.6 million in fixed cost reductions. Additionally, the lower level of gas usage through March represents another estimated $27 million in commodity cost savings achieved by customers.

•	Customers and Shareowners Benefit from Incentive Programs

During the first six months of the fiscal year, NJNG’s gross margin-sharing incentive programs, which include off-system sales, capacity management, storage optimization and financial risk management programs, totaled 20.3 billion cubic feet (Bcf) and $4.2 million of gross margin, compared with 21.7 Bcf and $6 million of gross margin for the same period last year. For the three months ended March 31, 2007, these programs totaled 9.8 Bcf and $906,000 of gross margin, compared with 11.5 Bcf and $2.9 million of gross margin for the same period last year. The decrease in gross margin in both periods was due primarily to lower margins in the off-system sales and financial risk management programs, partially offset by higher margins in the storage incentive program. NJNG shares the gross margin earned from these incentive programs with customers and shareowners according to a gross margin-sharing formula in effect through October 2007. NJNG is seeking regulatory approval for an extension of these programs through October 2010. Through March, customers saved approximately $19.6 million in natural gas costs through these programs. Since the establishment of these incentive programs in 1992, NJNG customers have saved over $321 million on their natural gas bills, or approximately 4 percent annually.

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•	Wholesale Energy Services Sees 31 Percent Increase in Earnings

NJRES earned $55 million during the first six months of the fiscal year, versus $41.9 million last year. For the three months ended March 31, 2007, NJRES earned $47.2 million, compared with $27 million last year, an increase of 75 percent. The increase in both periods was due to higher gross margin generated by its diverse portfolio of pipeline and storage capacity contracts. NJRES has developed a portfolio of storage and pipeline capacity contracts in the Gulf Coast, Mid-Continent, Appalachia, Northeast regions of the United States and eastern Canada, which becomes more valuable when there are price changes between these regions. NJRES engages in primarily hedged positions to optimize its storage and pipeline portfolio. After the original hedges are established, market conditions can change, which allows NJRES to adjust its original purchase and/or sales plan to recognize additional gross margin. This process maintains a hedged position while extracting the greatest value from its physical assets. The results for the 6-month period are not indicative of results for the fiscal year as gross margin from NJRES’ portfolio is generally greater in the winter months, while fixed costs are spread throughout the year.

•	Retail and Other Segment Makes Significant Investment

An indirect wholly-owned subsidiary of NJR, NJR Steckman Ridge Storage Company, formed a partnership with subsidiaries of Spectra Energy to acquire, develop and operate a natural gas storage field in western Pennsylvania, known as Steckman Ridge. Steckman Ridge expects an anticipated in-service date in the first half of 2009. The partnership has commenced preliminary engineering studies and expects to invest about $250 million in the project.

Earnings for the six months ended March 31, 2007 were $518,000, compared with $377,000 last year. The increase was driven by strong results from NJR’s 5.53 percent investment in Iroquois Gas Transmission System, LP (Iroquois). For the three months ended March 31, 2007, this segment earned $121,000, compared with a loss of $307,000 last year. For the 3-month period, earnings increased as a result of the improved results from Iroquois and NJR Home Services, which provides service sales and installation of appliances to over 144,000 customers.

Fiscal 2007 Earnings Guidance

Assuming the continued positive impact of the CIP, stable economic conditions, continued customer growth at NJNG, continued volatility in the wholesale natural gas markets affecting NJRES and subject to the factors discussed below under “Forward-Looking Statements,” NJR is increasing its earnings estimate for fiscal 2007 by $.05 for the second consecutive quarter. The new earnings guidance for fiscal 2007 is a range of $2.95 to $3.05 per basic share.

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Forward-Looking Statements

This news release contains estimates, earnings guidance and other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors that could cause actual results, including gross margin, earnings and customer growth, to differ materially from the company’s expectations include, but are not limited to, weather, economic conditions and demographic changes in NJNG’s service territory, rate of customer growth, volatility of natural gas commodity prices and its impact on customer usage, and NJRES operations, the impact of the company’s risk management efforts, including commercial and wholesale credit risks, the company’s ability to obtain governmental approvals, property rights and/or financing for the construction, development and operation of its non-regulated energy investments, risks associated with the management of the company’s joint ventures and partnerships, the impact of regulation (including the regulation of rates), fluctuations in energy-related commodity prices, conversion activity, other marketing efforts, actual energy usage patterns of NJNG’s customers, the pace of deregulation of retail gas markets, access to adequate supplies of natural gas, the regulatory and pricing policies of federal and state regulatory agencies, changes due to legislation at the federal and state level, an adequate number of appropriate counterparties, sufficient liquidity in the energy trading market and continued access to the capital markets, the disallowance of recovery of environmental-related expenditures and other regulatory changes, environmental and other litigation and other uncertainties. More detailed information about these factors is set forth in NJR’s filings with the Securities and Exchange Commission (SEC), including NJR’s annual report on Form 10-K filed on November 22, 2006 and on NJR’s quarterly report filed on Form 10-Q to be filed on, or about, May 2, 2007. NJR’s SEC documents are available at www.sec.gov. NJR does not, by including this paragraph, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Webcast Information

NJR will host a live webcast to discuss its financial results today at 11:30 a.m. ET. A few minutes prior to the webcast, go to njliving.com and select “New Jersey Resources” from the top navigation bar. Choose “Investor Relations,” then click just below the microphone under the heading “Latest Webcast” on the Investor Relations home page.

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About New Jersey Resources

New Jersey Resources (NYSE:NJR), a Fortune 1000 company and a member of the Forbes Platinum 400, provides reliable retail and wholesale energy services to customers in New Jersey and in states from the Gulf Coast to New England, and Canada. Its principal subsidiary, New Jersey Natural Gas, is one of the fastest-growing local distribution companies in the United States, serving more than 476,000 customers in central and northern New Jersey. Other major NJR subsidiaries include NJR Energy Services and NJR Home Services. NJR Energy Services provides customer service and management of natural gas storage and capacity assets in the energy services market. NJR Home Services offers retail customers heating, air conditioning and appliance services. NJR’s progress is a tribute to the more than 5,000 dedicated employees who have shared their expertise and focus on quality through more than 50 years of serving customers and the community to make NJR a leader in the competitive energy marketplace. For more information, visit NJR’s Web site at njliving.com.

NEW JERSEY RESOURCES CORPORATION
CONSOLIDATED FINANCIAL RESULTS

(Unaudited)	Three Months Ended		Six Months Ended
Thousands, except per share data	March 31,		March 31,
	2007	2006	2007	2006

Operating Revenues	$1,024,636	$1,064,422	$1,766,101	$2,228,998

Net Income	$80,527	$60,201	$108,651	$94,465

Earnings Per Common Share
Basic	$2.89	$2.16	$3.91	$3.41

Diluted	$2.87	$2.14	$3.89	$3.37

Average Shares Outstanding
Basic	27,893	27,822	27,803	27,686

Diluted	28,047	28,145	27,959	28,000

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NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF INCOME
	Three Months Ended		Six Months Ended
(Unaudited)	March 31,		March 31,
(Thousands, except per share data)	2007	2006	2007	2006
OPERATING REVENUES	$1,024,636	$1,064,422	$1,766,101	$2,228,998

OPERATING EXPENSES
Gas purchases	795,469	882,688	1,424,154	1,921,163
Operation and maintenance	32,337	31,026	60,653	58,757
Regulatory rider expenses	18,135	12,405	27,601	21,863
Depreciation and amortization	8,986	8,612	17,888	17,188
Energy and other taxes	30,268	26,003	44,220	44,670
Total operating expenses	885,195	960,734	1,574,516	2,063,641

OPERATING INCOME	139,441	103,688	191,585	165,357

Other income	1,650	1,874	3,639	3,516

Interest charges, net	7,091	6,173	14,966	12,656

INCOME BEFORE INCOME TAXES	134,000	99,389	180,258	156,217

Income tax provision	53,473	39,188	71,607	61,752

NET INCOME	$80,527	$60,201	$108,651	$94,465

EARNINGS PER COMMON SHARE
BASIC	$2.89	$2.16	$3.91	$3.41
DILUTED	$2.87	$2.14	$3.89	$3.37

DIVIDENDS PER COMMON SHARE	$0.38	$0.36	$0.76	$0.72

AVERAGE SHARES OUTSTANDING
BASIC	27,893	27,822	27,803	27,686
DILUTED	28,047	28,145	27,959	28,000

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NEW JERSEY RESOURCES
	Three Months Ended		Six Months Ended
(Unaudited)	March 31,		March 31,
(Thousands, except per share data)	2007	2006	2007	2006
Operating Revenues
New Jersey Natural Gas	$450,811	$471,406	$690,218	$865,752
NJR Energy Services	568,388	587,525	1,064,175	1,350,720
NJR Home Services and Other	5,508	5,560	11,848	12,663
Sub-total	1,024,707	1,064,491	1,766,241	2,229,135
Intercompany Eliminations	(71)	(69)	(140)	(137)
Total	$1,024,636	$1,064,422	$1,766,101	$2,228,998

Operating Income
New Jersey Natural Gas	$58,736	$57,514	$95,452	$90,961
NJR Energy Services	81,410	46,863	96,256	73,964
NJR Home Services and Other	(705)	(689)	(123)	432
Total	$139,441	$103,688	$191,585	$165,357

Net Income (Loss)
New Jersey Natural Gas	$33,226	$33,509	$53,134	$52,192
NJR Energy Services	47,180	26,999	54,999	41,896
NJR Home Services and Other	121	(307)	518	377
Total	$80,527	$60,201	$108,651	$94,465

Throughput (Bcf)
NJNG, Core Customers	30.7	27.0	47.6	47.8
NJNG, Incentive Programs	9.8	11.5	20.3	21.7
NJRES Fuel Mgmt. and Wholesale Sales	69.3	62.1	133.9	119.6
Total	109.8	100.6	201.8	189.1

Common Stock Data
Yield at March 31	3.0%	3.2%	3.0%	3.2%
Market Price
High	$51.10	$45.96	$53.16	$46.95
Low	$46.30	$41.49	$46.30	$40.68
Close at March 31	$50.05	$45.25	$50.05	$45.25
Shares Out. at March 31	27,940	27,951	27,940	27,951
Market Cap. at March 31	$1,398,397	$1,264,783	$1,398,397	$1,264,783

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NEW JERSEY NATURAL GAS
	Three Months Ended		Six Months Ended
(Unaudited)	March 31,		March 31,
(Thousands, except customer & weather data)	2007	2006	2007	2006
Operating Revenues
Residential	$302,180	$300,721	$427,799	$486,265
Commercial, Industrial & Other	64,659	68,911	98,038	135,887
Firm Transportation	12,959	8,316	23,283	16,671
Total Utility Firm Revenues	379,798	377,948	549,120	638,823
Interruptible	1,279	1,838	2,781	4,647
Total System Revenues	381,077	379,786	551,901	643,470
Incentive Programs	69,734	91,620	138,317	222,282
TOTAL REVENUES	$450,811	$471,406	$690,218	$865,752

Utility Gross Margin and Operating Income
Residential	$65,602	$65,719	$110,589	$109,961
Commercial, Industrial & Other	14,552	12,518	24,075	20,945
Firm Transportation	9,884	6,479	18,321	12,861
Total Utility Firm Margin	90,038	84,716	152,985	143,767
Interruptible	91	222	294	528
Total System Margin	90,129	84,938	153,279	144,295
Incentive Programs	906	2,932	4,184	6,046
TOTAL UTILITY GROSS MARGIN	91,035	87,870	157,463	150,341
Operation and maintenance expense	22,692	21,083	42,947	40,950
Depreciation and amortization	8,848	8,477	17,586	16,900
Other taxes not reflected in gross margin	759	796	1,478	1,530
OPERATING INCOME	$58,736	$57,514	$95,452	$90,961

Throughput (Bcf)
Residential	21.4	19.4	32.2	32.1
Commercial, Industrial & Other	4.7	4.3	7.2	8.0
Firm Transportation	3.8	2.3	6.3	4.9
Total Firm Throughput	29.9	26.0	45.7	45.0
Interruptible	0.8	1.0	1.9	2.8
Total System Throughput	30.7	27.0	47.6	47.8
Incentive Programs	9.8	11.5	20.3	21.7
TOTAL THROUGHPUT	40.5	38.5	67.9	69.5

Customers
Residential	433,359	425,225	433,359	425,225
Commercial, Industrial & Other	30,288	30,106	30,288	30,106
Firm Transportation	13,159	12,731	13,159	12,731
Total Firm Customers	476,806	468,062	476,806	468,062
Interruptible	49	48	49	48
Total System Customers	476,855	468,110	476,855	468,110
Incentive Programs	43	43	43	43
TOTAL CUSTOMERS	476,898	468,153	476,898	468,153

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NEW JERSEY NATURAL GAS
	Three Months Ended		Six Months Ended
(Unaudited)	March 31,		March 31,
(Thousands, except customer & weather data)	2007	2006	2007	2006
Degree Days
Actual	2,517	2,240	3,880	3,914
Normal	2,485	2,527	4,154	4,228
Percent of Normal	101.3%	88.6%	93.4%	92.6%

NJR ENERGY SERVICES

Operating Revenues	$568,388	$587,525	$1,064,175	$1,350,720
Gas Purchases	482,606	536,038	960,298	1,269,381
Gross Margin	$85,782	$51,487	$103,877	$81,339

Operating Income	$81,410	$46,863	$96,256	$73,964

Net Income	$47,180	$26,999	$54,999	$41,896

Gas Sold and Managed (Bcf)	69.3	62.1	133.9	119.6

NJR HOME SERVICES AND OTHER

Operating Revenues	$5,508	$5,560	$11,848	$12,663

Operating (Loss) Income	$(705)	$(689)	$(123)	$432

Net Income (Loss)	$121	$(307)	$518	$377

Total Customers at March 31	144,371	143,441	144,371	143,441

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